EXHIBIT 12

            		PEOPLES BANCORP INC. ANNUAL REPORT ON FORM 10-K
             	    FOR FISCAL YEAR ENDED DECEMBER 31, 1996


                     			   COMPUTATION OF RATIOS


NET INCOME PER SHARE               Net income/Weighted average common shares
                            				   outstanding

CASH DIVIDENDS PER SHARE           Cash dividends paid/Common shares
                            				   outstanding at date of declaration

BOOK VALUE PER SHARE               Total shareholders' equity/Common shares
                             			   outstanding at year-end

RETURN ON AVERAGE ASSETS           Net income/Average assets

RETURN ON AVERAGE SHAREHOLDERS'    Net income/Average shareholders' equity
EQUITY

NET INTEREST MARGIN                Fully-tax equivalent net interest
                             			   income/Average earning assets

NON-INTEREST EXPENSE TO AVERAGE    Non-interest expense/Average assets
ASSETS

EFFICIENCY RATIO                   Total expenses/(Net interest income plus
                            				   non-interest income)

AVERAGE LOANS TO AVERAGE DEPOSITS  Average gross loans/Average deposits

DIVIDEND PAYOUT RATIO              Dividends declared/Net income

AVERAGE STOCKHOLDERS' EQUITY TO    Average stockholders' equity/
AVERAGE ASSETS                     Average assets

PRIMARY CAPITAL TO PERIOD END      (Stockholders' equity plus allowance
TOTAL ASSETS                       for loan losses less intangible assets)/
                            				   (Period end total assets plus allowance
                            				   for loan losses less intangible assets)

TIER 1 CAPITAL RATIO               Shareholders' equity less intangible
                            				   assets less securities mark-to-market
                                   capital reserve ("Tier 1 Capital")/
                            				   Risk adjusted assets

TOTAL CAPITAL RATIO                Tier 1 Capital plus allowance for loan
                            				   losses/Risk adjusted assets

TIER 1 LEVERAGE RATIO              Tier 1 Capital/Total assets

NET CHARGE-OFFS TO AVERAGE LOANS   (Gross chargeoffs less recoveries)/
                            				   Average net loans

NONPERFORMING LOANS AS A           (Nonaccrual loans plus loans past
PERCENTAGE OF PERIOD END LOANS     due 90 days or greater plus other
                            				   real estate owned)/Gross loans net
                             			   of unearned interest

ALLOWANCE FOR LOAN LOSSES TO       Allowance for loan losses/Gross
PERIOD END TOTAL LOANS             loans net of unearned interest